Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-292985) of our report dated March 27, 2026, with respect to the audited consolidated financial statements of Picard Medical, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 27, 2026